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            STANDARD HARDWARE PURCHASE AND SOFTWARE LICENSE AGREEMENT


     This Agreement is made and entered into as of the 21st day of September, 1998, by and between Monitoring Automation Systems ("MAS") and Security Associates International, Inc. ("Customer").

                              W I T N E S S E T H:

     WHEREAS, MAS is a provider of certain computer hardware and software;

     WHEREAS, Customer has requested MAS to provide Customer with certain hardware and software; and

     WHEREAS, MAS is agreeable to selling and licensing such hardware and software, respectively, to Customer on the terms and conditions set forth herein.

     NOW, THEREFORE, In consideration of the representations, warranties, covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                1. THE EQUIPMENT

     1.1 SALE OF EQUIPMENT. MAS agrees to sell to Customer and Customer agrees to buy, on the terms and conditions set forth herein, the computer equipment listed in the System Purchase Form(s) (the "Equipment").

     1.2 PRICE AND PAYMENT. The purchase price for the Equipment (excluding freight, taxes, and insurance which Customer shall pay) to be paid by Customer and payment terms for the Equipment are set forth in the System Purchase Form(s).

     1.3 DELIVERY, INSTALLATION AND ACCEPTANCE.

         (a) MAS shall deliver the Equipment in accordance with its delivery schedule as set forth in the System Purchase Form.

         (b) Customer has elected MAS Installation Services. MAS shall install the Equipment at Customer's site, which site shall be readied by Customer in accordance with applicable specifications provided by MAS. Installation shall include successful operation of the Equipment using MAS's standard test procedures reasonably acceptable to Customer. Acceptance of the Equipment at each location hereunder shall be deemed to have occurred upon the earlier of:
(i) the first live productive use of the Equipment, or (ii) thirty (30) days after installation of the Equipment at Customer's location provided that within said thirty (30) days Customer does not notify MAS, in writing, of a specific claimed defect of the Equipment to conform in all material respects to the published specifications thereof which are determined by MAS to be bona fide. Should Customer notify MAS within the time period set forth above of a defect which is determined by MAS to be bona fide, acceptance shall occur upon MAS remedying said defect. If a claimed defect is determined by MAS not to be bona fide, the time for acceptance of the Equipment shall not be affected and Customer shall reimburse MAS on a time and materials basis, including all expenses incurred by MAS for all services performed in connection therewith.

     1.4 EQUIPMENT WARRANTY. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, MAS DOES NOT MAKE, AND EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES WITH RESPECT TO THE EQUIPMENT PROVIDED HEREUNDER INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MAS WILL ASSIGN TO CUSTOMER ANY WARRANTY OFFERED BY THE MANUFACTURER OF SAID EQUIPMENT TO THE EXTENT SAID WARRANTIES MAY BE ASSIGNED.

     1.5 STANDARD MANUFACTURER AGREEMENTS. To receive the Equipment Warranty and Licensed Software (defined below) Warranties as hereinafter provided, Customer must execute applicable agreements for either MAS's Equipment maintenance services or other MAS approved maintenance service for the Equipment.

     1.6 CONFIDENTIALITY.

         (a) MAS acknowledges that in fulfilling its obligations under this Agreement, it may have access to Customer information which is private, confidential and proprietary in nature ("Customer Confidential Information"). MAS represents and warrants that it will restrict access to Customer Confidential Information solely to its employees who require access to such information in order to fulfill MAS's obligations under this Agreement. Neither MAS, its officers, employees or agents shall disseminate or further copy, duplicate or otherwise communicate any Customer Confidential Information to any third party whatsoever without the written consent of an executive officer of Customer. MAS acknowledges that a breach of the confidentiality provisions of this Agreement may result in serious and irreparable harm to Customer for which there is no adequate remedy at law. In the event of such a breach, Customer shall be entitled to seek any temporary or permanent injunctive or other equitable relief in addition to any monetary damages hereunder. MAS acknowledges that Customer's disclosure of information regarding MAS, the Equipment or MAS's business to Customer's State or Federal regulatory agencies as required by applicable laws and regulations or as a result of judicial process shall not be deemed a violation of the confidentiality provisions of this Agreement.

         (b) Customer acknowledges that in fulfilling its obligations under this Agreement, it may have access to MAS information which is private, confidential and proprietary in nature ("MAS Confidential Information"). Customer represents and warrants that it will restrict access to MAS Confidential Information solely to its employees who require access to such information in order to fulfill Customer's obligations under this Agreement. Neither Customer, its officers,



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employees or agents shall disseminate or further copy, duplicate or otherwise communicate any MAS Confidential Information to any third party whatsoever without the written consent of an executive officer of MAS. Customer acknowledges that a breach of the confidentiality provisions of this Agreement may result in serious and irreparable harm to MAS for which there is no adequate remedy at law. In the event of such a breach, MAS shall be entitled to seek any temporary or permanent injunctive or other equitable relief in addition to any monetary damages hereunder. Customer acknowledges that MAS's disclosure of information regarding Customer, the Equipment or Customer's business to MAS's State or Federal regulatory agencies as required by applicable laws and regulations or as a result of judicial process shall not be deemed a violation of the confidentiality provisions of this Agreement.

         (c) Customer Confidential Information and MAS Confidential Information for purposes hereof shall include any and all software, agreements, policies, customer lists, customer data and any other information which relates to Customer's or MAS's (as appropriate) (or a third party's) data processing, research and development, trade secrets or business affairs, but does not include: (i) written information legally acquired prior to negotiations leading to this Agreement, (ii) information which is or becomes a matter of public knowledge, and (iii) information which is or becomes available from third parties who in making such disclosure breach no confidentiality obligation.

     1.7 TITLE TO EQUIPMENT. MAS warrants that it shall have good title to any Equipment purchased by Customer under this Agreement, free and clear of all liens and encumbrances. Title to the Equipment shall vest in and risk of loss or damage shall pass to Customer upon delivery of the Equipment to the common carrier for shipping ("Delivery Date"). Until Customer pays in full the total price due for each piece of Equipment as specified in the System Purchase Form(s), MAS shall have a security interest in such piece of Equipment. Customer agrees to execute, promptly upon demand by MAS, any financing statement, security agreement and like documents and to take any other action reasonably requested by MAS in order to perfect MAS's security interest hereunder.

                            2. THE LICENSED SOFTWARE

     2.1 THE LICENSE. Subject to the following terms, MAS hereby grants to Customer, and Customer hereby accepts from MAS, a perpetual, non-exclusive, and non-transferable license (the "License") to use the computer software and documentation specified in the System Purchase Form(s) (hereinafter "Licensed Software") terminable as provided herein. The Licensed Software and Equipment are together referred to as the "System."

     2.2 USE OF LICENSED SOFTWARE. (a) The Licensed Software shall be used only with the Equipment and at the Customer site identified in the System Purchase Form(s). Licensed Software may be utilized for the benefit of Customer, its subsidiaries, affiliates and any direct or indirect parent or any subsidiary of such parent ("Affiliate"). The Customer may not copy the Licensed Software or permit the same to be copied, except to create three copies of the Licensed Software in machine-readable form for bona fide back-up or archival purposes and only in support of the use of


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the Licensed Software on the Equipment. Each copy shall include all copyright and trade secret notices existing on the Licensed Software displayed in the manner originally displayed on the Licensed Software. Customer shall not adapt the Licensed Software in any way or use it to create a derivative work.

         (b) MAS shall supply to Client the standard MAS documentation necessary for Customer to use the System.

         (c) Any updates, replacements, revisions, enhancements, additions or conversions to the Licensed Software or any associated documentation supplied to Customer by MAS shall become a part of the Licensed Software and be subject to this Agreement.

     2.3 TERM. The License shall commence on the Delivery Date and will remain in effect unless terminated pursuant to this Agreement.

     2.4 LICENSE FEE AND PAYMENT. The license fee and payment terms for the Licensed Software are as set forth in the System Purchase Form(s).

     2.5 LICENSED SOFTWARE OWNERSHIP; NON-INFRINGEMENT. MAS represents and warrants that it is the owner of the Licensed Software or an authorized licensee thereof with full right to license such Licensed Software to Customer as provided in this Agreement, and that neither the Licensed Software or any part thereof, nor Customer's use thereof in the manner provided for herein, infringes or misappropriates any copyright, patent, trade secret, mask work or other proprietary right of any third party. Subject to the terms of this Agreement, MAS agrees to indemnify and hold Customer harmless from any damages resulting from any infringement claim. In the event any such infringing Licensed Software is embedded in another MAS product or in the operating system of a third party, and the operation of such product (hardware or software) is materially affected by the inability to use the infringing Licensed Software, Customer shall be entitled to a full refund with respect to such product. In the event a third party claims that the Licensed Software infringes its patent, copyright or trade secret, or any other proprietary right, MAS will (i) procure for Customer the right to continue using the Licensed Software, (ii) replace or modify for Customer the Licensed Software or such infringing portion thereof so that it no longer infringes such patent, copyright, trade secret or other proprietary right, or (iii) refund the total amount of the fees paid by Customer if the utility or performance of the Licensed Software is materially adversely affected by such replacement or modification or the Licensed Software does not materially conform with the Specifications. As long as Customer is not in default hereunder, MAS, its agents or employees shall not deactivate the System provided under the Agreement fully, in part, or in any other manner; further, MAS, its agents or employees shall not introduce or install at any time deactivation device(s) or similar program(s); provided, however, that in the event that MAS properly takes such action hereunder, MAS shall first notify Customer at least thirty (30) calendar days prior to taking such action. In no event shall MAS, its agents or employees or anyone acting on its behalf, disable any other software or hardware used by Customer.


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     2.6 DELIVERY OF LICENSED SOFTWARE AND ACCEPTANCE/RISK OF LOSS.

         (a) Each Licensed Software product, as designated on the System Purchase Form(s) ("Licensed Software Product"), shall be delivered in accordance with MAS's delivery schedule as set forth on the System Purchase Form.

         (b) Each Licensed Software product at each of Customer's locations hereunder, as designated on the System Purchase Form(s) ("Licensed Software Product"), shall be delivered in substantial accordance with MAS' delivery schedule, and deemed accepted upon the earlier of: (i) the first live productive use of the Licensed Software Product; or (ii) thirty (30) days after the installation of the Licensed Software Product at Customer's location provided that within said thirty (30) days Customer does not notify MAS, in writing, of a specific claimed defect of the Licensed Software Product to conform in all material respects to the published specifications thereof which is determined by MAS to be bona fide. Should Customer notify MAS within the time period set forth above of a defect which is determined by MAS to be bona fide, acceptance shall occur upon MAS' remedying said defect. If a claimed defect is determined by MAS not to be bona fide, the time for acceptance of the Licensed Software shall not be affected and Customer shall reimburse MAS on a time and materials basis, including all expenses incurred by MAS for all services performed in connection therewith. No payment made hereunder shall constitute acceptance by Customer of the System or any part thereof.

     2.7 LICENSED SOFTWARE WARRANTY. (a) Subject to Paragraph 4.3 herein, MAS warrants that for a period of six (6) months from the Acceptance Date, the Licensed Software Product shall perform in accordance with the Specifications for the Licensed Software Product. In the event that the Licensed Software does not perform in accordance with the Specifications, MAS shall, at no cost to Customer, make such modifications, adjustments or additions necessary to make the Licensed Software conform to the Specifications or (if hardware or Licensed Software cannot be made to conform to the Specifications within a reasonable time) provide Customer with a full refund of any fees paid.

         (b) MAS represents and warrants that the System licensed or purchased under this Agreement is capable of supporting Year 2000 functionality and will function in a multi-century environment. For purposes hereof, "supporting Year 2000 functionality" shall mean that the System must provide fault free performance in the processing of dates and date related data, including, but not limited to calculating, comparing and sorting. "Fault free performance" means the correct manipulation of data containing dates prior to, through and beyond January 1, 2000 (including leap year computations) without human intervention. MAS agrees that it shall be liable for any damages resulting from any breach of this provision. Any modifications required to conform the products to Year 2000 functionality will be made by MAS free of charge.

         (c) MAS warrants that the Licensed Software as delivered by MAS to Customer or as modified by MAS hereunder is free from computer viruses introduced into the Licensed Software as a result of the acts of MAS, its agents and employees and that the Licensed Software will


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be free of software traps, time-bombs, technically limiting devices and/or viruses, worms, or code (including any disabling device or code whatsoever) which would interfere with the intended use of the Software in accordance with the Specifications or which destroy or alter Customer's data.

     2.8 MODIFICATIONS AND CUSTOMIZATIONS. Modifications and/or customization services relating to the Licensed Software are available solely through MAS on a special quotation or time and material basis subject to a separate agreement to be entered between Customer and MAS for such services. Any and all such modifications and/or customizations ("Custom Modifications") shall be the property of MAS and shall be subject to the terms and conditions hereof.

                                   3. TRAINING

     3.1 TRAINING. MAS shall make available to Customer reasonable training, pursuant to MAS's standard training procedures and fees. In providing the training and the other services hereunder, MAS agrees to cause its employees, contractors, and agents to obey all rules and regulations of Customer in effect at Customer's premises, including any security requirements and any reasonable instructions and directions issued by Customer.

                    4. LIMITATION OF WARRANTY AND LIABILITY

     4.1 DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, MAS MAKES NO WARRANTIES, EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     4.2 LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES RESULTING FROM YEAR 2000 FUNCTIONALITY, INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY OR VIOLATIONS OF THE CONFIDENTIALITY PROVISIONS OF THIS AGREEMENT, NEITHER PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER PARTY FOR ANY REASON AND UPON ANY CAUSE OF ACTION WHATSOEVER EXCEED THE AMOUNTS PAID HEREUNDER.

                                  5. INDEMNITY

     5.1 Subject to the limitation of liability of MAS set forth herein, MAS agrees to indemnify and hold Customer harmless from any liability, loss or damage whatsoever for any injury or damage to persons or damage to physical property caused by the acts of MAS or its agents, employees or representatives. MAS agrees to maintain comprehensive general liability and property damage insurance coverage for bodily injuries to persons and damage to physical property with


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limits of at least $1,000,000 for bodily injury to persons and $1,000,000 for damage to physical property.

                       6. SOFTWARE SUPPORT AND MAINTENANCE

     6.1 SYSTEM SUPPORT OBLIGATIONS. If Customer has elected to receive system support services, then commencing upon acceptance of both the Equipment and Licensed Software, MAS agrees to provide the support services described in this
Section 6 ("System Support Services") for the System on an annual basis upon payment of MAS's then standard annual support fee which shall be due and payable as set forth in Section 7 below. System Support Services shall be automatically renewed for successive one year terms. MAS shall invoice Customer thirty (30) days in advance for the System Support Services fee. MAS reserves the right to change the annual System Support Services fee at the annual renewal date, provided that no increase in the fee will be in excess of the sum of the Consumer Price Index plus 5%.

     6.2 SYSTEM SUPPORT SERVICES. MAS will provide System Support Services as follows:

         6.2.1 Reasonable telephone consulting ("Hotline" support) for an individual employed by Customer who shall be the MAS trained contact and an alternate regarding Licensed Software features and procedures.

         6.2.2 Maintenance of each Licensed Software Product so that each Licensed Software Product shall conform in all material respects to the Specifications thereof.

         6.2.3 Product and user information such as newsletters.

     6.3 LICENSED SOFTWARE UPDATES. For as long as Customer is subscribing to System Support Services, MAS shall make available to Customer at no additional charge (other than maintenance fees provided for hereunder or charges relating to additional system requirements) all Licensed Software product updates and documentation updates as said updates are released to MAS's general customer base. MAS agrees to provide maintenance and support of the Licensed Software in its then-current version as well as the two immediately prior versions.

     6.4 SUPPORT AND MAINTENANCE REQUIREMENTS.

         6.4.1 The Customer contact and alternate for the Licensed Software must have both received the applicable MAS training.

         6.4.2 An MAS approved modem must be available on the System to permit MAS to diagnose and correct problems.

         6.4.3 If the Licensed Software has been modified pursuant to Paragraph
     2.8 above, or otherwise, Customer is responsible for incorporating those modifications in any updated



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     version of the Licensed Software provided by MAS hereunder. MAS will use its reasonable best efforts to incorporate modifications in a new release on a time and material basis upon request and subject to personnel availability.

         6.4.4 All services described in this Agreement are intended to be performed at MAS's facility. On-site support will be made available, upon request, MAS's then prevailing published rates plus reasonable travel costs.

         6.4.5 Ongoing support for Custom Modifications pursuant to Paragraph
     2.8 herein is only available on a time and material basis and subject to personnel availability.

     6.5 [INTENTIONALLY OMITTED.]

     6.6 TERMINATION OF SYSTEM SUPPORT SERVICES. Either party may terminate System Support Services by giving ninety (90) days written notice to the other party prior to the commencement of an annual renewal period; provided, however, that as long as Customer is not in default hereunder, MAS shall not terminate System Support Services prior to the fifth anniversary of the effective date of this Agreement.

     6.7 SOURCE CODE ESCROW. MAS agrees to maintain at Customer's expense the source code for any Licensed Software licensed under the Agreement, in both human and machine readable form in escrow for the benefit of Customer. In the event that MAS becomes subject to any bankruptcy proceedings, whether voluntary or involuntary, ceases its business operations or refuses or provide or allow maintenance service as agreed by the parties (assuming no default hereunder by Customer), Customer shall be entitled to access to the source code for the purposes of maintaining and updating the Licensed Software.

                            7. RIGHTS AND OBLIGATIONS

     7.1 STANDARDS OF WORK. Throughout the term of the Agreement, MAS agrees to:
(i) ensure that all work and materials furnished under this Agreement will be strictly in accordance with all applicable Federal, state, municipal and other laws, ordinances and regulations; (ii) comply with all installation, operation and maintenance instructions for the System; (iii) remove and repair (at MAS's own expense) any and all portions of the System and other work performed by MAS not in accordance with the requirements of subsections (i) and (ii) above and will, at its own expense, reinstall such portions of the System and perform other work in accordance herewith; (iv) use its best efforts to notify Customer of any observed conditions within the System's environment which seem to be inconsistent with the Specifications.

     7.2 PRICES. Prices are based on list price at the time of order as indicated on the System Purchase Form(s) or on quoted price prior to expiration of quotation. Any prices not set forth herein or in a System Purchase Form or similar document are subject to change by MAS without notice. Unless otherwise stated, all prices are exclusive of state and local sales, use, and similar taxes. Such


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present or future taxes, when applicable, will appear as separate additional items on invoices unless Customer provided MAS with a tax exemption or resale certificate acceptable to the taxing authorities.

     7.3 CANCELLATION OR RESCHEDULING. In the event Customer issues a change order causing a delivery delay or cancels purchased products prior to the scheduled ship date, Customer will be subject to charges shown below which are based on the list price at the time of order of the affected products. In addition, any change in delivery date by Customer which establishes a delivery date greater than one hundred eighty (180) days from Customer's original order date shall constitute a new order for the affected products and the prices shall be adjusted to reflect the price on the latter of receipt of the change order or six (6) months prior to the new delivery date.

             DAYS PRIOR TO DELIVERY SCHEDULE                    % OF LIST PRICE
             -------------------------------                    ---------------
         90-60 DAYS                                                  10%
         59-45 DAYS                                                  15%
         44-31 DAYS                                                  25%
         30 DAYS OR LESS                                             35%


     7.4 SITE. The Customer shall be responsible for providing and maintaining an environment for the Equipment in accordance with applicable MAS specifications.

     7.5 DELAY. Any dates or times when MAS is required to perform under this Agreement shall be automatically postponed to the extent that MAS is prevented from meeting such dates or times by Customer or by causes beyond MAS's reasonable control, and provided further that the sole effect of any delay by MAS excluding those caused by Customer shall be a delay in Customer's obligations to make payment for the same length.

     7.6 TAXES. Customer shall, in addition to the payments required hereunder, pay all sales, use, transfer, or other duties or taxes, whether international, national, state or local, however designated, which are levied or imposed by reason of the transactions completed hereby excluding any taxes on the income or employees of MAS. Customer shall reimburse MAS for the amount of any such taxes paid or accrued by MAS as a result of the transactions contemplated hereby, provided MAS provides prompt notice to Customer of such taxes. In the event MAS fails to promptly notify Customer of taxes to be paid by Customer hereunder, MAS shall reimburse Customer for fifty percent (50%) of any penalties or interest assessed against Customer to the extent caused by such failure.

     7.7 PAYMENT. All invoices are due within thirty (30) days of the invoice date. All payments shall be made in United States Dollars. If Customer fails to pay any undisputed amount due within thirty (30) days of the invoice date, late charges of one and one half percent (1 2%) per month shall also become payable by Customer to MAS.


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     7.8 DEFAULT. In the event of a material breach of the terms of the
Agreement, the non-breaching party shall be entitled to terminate this Agreement if the breaching party does not remedy such breach within 30 days (or 10 days if such breach is based on Customer's failure to pay amounts properly due and owing hereunder) after receiving written notice from the non-breaching party. In the event that either party commences legal action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, reasonable attorney's fees and costs, in addition to any monetary damages hereunder, at both trial and appellate levels. If MAS fails to provide the services contracted for under this Agreement when due, or otherwise breaches this Agreement, and MAS does not cure such breach as provided in this Agreement, Customer may, in addition to any other remedies available at law or in equity, (i) immediately cancel or suspend this Agreement receiving a full refund for any prepaid amounts covering products or services not received, and/or (ii) contract with a third party to provide the required services with MAS reimbursing Customer the commercially reasonable price of such services in excess of the contract amount for such services hereunder (subject to the limitation of liability of MAS hereunder).

                                   8. GENERAL

     8.1 ENTIRE AGREEMENT. This Agreement together with the System Purchase Form(s) are the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes and merges any prior understanding or agreements.

     8.2 ASSIGNMENT. This Agreement shall be binding upon the parties and their respective successors and assigns. Neither party may assign this Agreement or any of its rights, duties, or obligations hereunder, in whole or in part, to any person or entity without the prior written consent of the other party. This Agreement may be utilized for the benefit of Customer or any of Customer's Affiliates. This Agreement may be assigned among any Affiliate without the consent of MAS. The parties further agree that the transfer of control of Customer to an Affiliate shall not require the consent of MAS.

     8.3 SURVIVAL. All provisions of this Agreement relating to Year 2000, confidentiality or non-disclosure shall survive the termination of this Agreement.

     8.4 NO WAIVER. The failure of either party to exercise any right in any respect provided for herein shall not be deemed a waiver of such right or of any other or future right hereunder.

     8.5 SEVERABILITY. In the event that any provision of the Agreement shall be held to be void or unenforceable by a court of law, such provision shall be eliminated and shall not effect the validity of any remaining provision.

     8.6 MODIFICATION. This Agreement may not be modified except by a writing subscribed to by both parties.

     8.7 [INTENTIONALLY OMITTED.]



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     8.8 USE OF CUSTOMER'S NAME. MAS shall not be entitled to use Customer's name or the name of any subsidiary, parent or affiliated entity or Customer or any trade name, trademark or service mark belonging to the entities described above in printed brochures, press releases, or in any form of advertising for any product, service or technology without the prior written consent of an executive officer of Customer.

     8.9 PURCHASE ORDERS. If either party uses a purchase order or similar document to order Licensed Software or Equipment, or portions thereof, the other party's acceptance of such order will be conditioned upon the document's referencing the Agreement; in addition, the terms of this Agreement, and not those contained in such purchase order or similar document, shall apply unless otherwise agreed in writing by both parties.

     8.10 [INTENTIONALLY OMITTED.]

     8.11 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or by courier or if sent by certified or registered mail, postage prepaid, to the following:

          If to MAS:

                        Monitoring Automation Systems
                        101 Academy, Suite 100
                        Irvine, CA 92612
                        Attention:  Steven W. Keefer, President



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



          If to Customer:

                        Security Associates International, Inc.
                        2101 South Arlington Heights Road
                        Arlington Heights, IL 60605
                        Attention:  Ron Carr, Vice President, C.O.O.


     IN WITNESS WHEREOF, the parties hereto have caused this Standard Hardware Purchase and Software License Agreement to be executed by their authorized representatives on the day and year first above written.


Security Associates International, Inc.     Monitoring Automation Systems


By:                                         By:
   ------------------------------------        --------------------------------
Title:                                      Title:
      ---------------------------------           -----------------------------
Date:                                       Date:
     ----------------------------------          ------------------------------


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